Exhibit 99.1

E*TRADE Financial Corporation Obtains Regulatory Approval to Dividend Bank Capital to Its Parent Company

NEW YORK--(BUSINESS WIRE)--September 4, 2013--E*TRADE Financial Corporation (NASDAQ: ETFC) today announced that its subsidiary, E*TRADE Bank, has received regulatory approval to dividend capital to the Company’s Parent. The capital distribution will take place during September, in the amount of $100 million. The Company intends to seek approval for similar distributions of $100 million per quarter, over the near term.

“Today’s announcement reflects E*TRADE’s significant progress on our capital plan, including de-risking and deleveraging the balance sheet, bolstering our enterprise risk management capabilities, and strengthening the Company’s overall financial position,” said Matthew Audette, Chief Financial Officer. “While subsequent dividends will be subject to regulatory approvals, we look forward to building on this initial distribution over the coming quarters.”

The Company will provide updates on usage of capital distributions as appropriate, through its regularly scheduled earnings calls and presentations to the investment community.

About E*TRADE Financial

The E*TRADE Financial family of companies provides financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries. More information is available at www.etrade.com.

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation. ETFC-G

© 2013 E*TRADE Financial Corporation. All rights reserved.

Forward-Looking Statements

The statements contained in this news release that are forward looking, including statements regarding obtaining future regulatory approvals to dividend Bank capital to the Parent Company and building on this initial distribution over the coming quarters, are subject to a number of uncertainties and risks, and actual results may differ materially. Further information about these uncertainties and risks can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

CONTACT:
E*TRADE Financial Media Relations
646-521-4418
mediainq@etrade.com
or
E*TRADE Financial Investor Relations
Brett Goodman, 646-521-4406
brett.goodman@etrade.com